Exhibit 99.Section 19(a)

EXHIBIT 3: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

Tekla Healthcare Opportunities Fund

Notification of Sources of Distribution

Distribution Paid Date: June 30, 2023

Distribution Amount Per Common Share:       $0.1125

The following table sets forth the estimated amounts of the current distribution, paid June 30, 2023, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date[1]	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0049	1%
Net Realized ST Cap Gains	$0.0199	18%	$0.2408	24%
Net Realized LT Cap Gains	$0.0000	0%	$0.1760	17%
Return of Capital or Other Capital Source	$0.0926	82%	$0.5908	58%
TOTAL (per common share):	$0.1125	100%	$1.0125	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from May 31, 2018 through May 31, 2023	9.42%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2023	6.55%
Cumulative total return at NAV for the fiscal year, through May 31, 2023[2]	6.92%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of May 31, 2023[1]	4.91%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $134,720,424 of which $123,370,159 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1	The Fund’s current fiscal year began on October 1, 2022.
2	Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2022 through May 31, 2023.

Tekla Healthcare Opportunities Fund

CUSIP: 879105104

www.teklacap.com

Tekla Healthcare Opportunities Fund

Notification of Sources of Distribution

Distribution Paid Date: July 31, 2023

Distribution Amount Per Common Share:        $0.1125

The following table sets forth the estimated amounts of the current distribution, paid July 31, 2023, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date[1]	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0049	1%
Net Realized ST Cap Gains	$0.0318	28%	$0.2726	24%
Net Realized LT Cap Gains	$0.0369	33%	$0.2129	19%
Return of Capital or Other Capital Source	$0.0438	39%	$0.6346	56%
TOTAL (per common share):	$0.1125	100%	$1.1250	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from June 30, 2018 through June 30, 2023	9.83%
Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2023	6.31%
Cumulative total return at NAV for the fiscal year, through June 30, 2023[2]	11.51%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of June 30, 2023[1]	5.26%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $164,957,160 of which $134,138,010 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1	The Fund’s current fiscal year began on October 1, 2022.
2	Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2022 through June 30, 2023.

Tekla Healthcare Opportunities Fund

CUSIP: 879105104

www.teklacap.com

Tekla Healthcare Opportunities Fund

Notification of Sources of Distribution

Distribution Paid Date: August 31, 2023

Distribution Amount Per Common Share:        $0.1125

The following table sets forth the estimated amounts of the current distribution, paid August 31, 2023, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date[1]	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0049	0%
Net Realized ST Cap Gains	$0.0308	27%	$0.3034	25%
Net Realized LT Cap Gains	$0.0778	69%	$0.2907	23%
Return of Capital or Other Capital Source	$0.0039	4%	$0.6385	52%
TOTAL (per common share):	$0.1125	100%	$1.2375	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from July 31, 2018 through July 31, 2023	8.73%
Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2023	6.28%
Cumulative total return at NAV for the fiscal year, through July 31, 2023[2]	12.84%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of July 31, 2023[1]	5.75%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $140,065,326 of which $89,356,276 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1	The Fund’s current fiscal year began on October 1, 2022.
2	Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2022 through July 31, 2023.

Tekla Healthcare Opportunities Fund

CUSIP: 879105104

www.teklacap.com

Tekla Healthcare Opportunities Fund

Notification of Sources of Distribution

Distribution Paid Date: September 29, 2023

Distribution Amount Per Common Share:       $0.1125

The following table sets forth the estimated amounts of the current distribution, paid September 29, 2023, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date[1]	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0049	0%
Net Realized ST Cap Gains	$0.0230	20%	$0.3264	24%
Net Realized LT Cap Gains	$0.0895	80%	$0.3802	28%
Return of Capital or Other Capital Source	$0.0000	0%	$0.6385	48%
TOTAL (per common share):	$0.1125	100%	$1.3500	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from August 31, 2018 through August 31, 2023	7.33%
Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2023	6.39%
Cumulative total return at NAV for the fiscal year, through August 31, 2023[2]	11.57%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of August 31, 2023[1]	6.39%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $116,499,588 of which $60,090,063 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1	The Fund’s current fiscal year began on October 1, 2022.
2	Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2022 through August 31, 2023.

Tekla Healthcare Opportunities Fund

CUSIP: 879105104

www.teklacap.com

Tekla Healthcare Opportunities Fund

Notification of Sources of Distribution

Distribution Paid Date: October 31, 2023

Distribution Amount Per Common Share:        $0.1125

The following table sets forth the estimated amounts of the current distribution based on generally accepted accounting principles, paid October 31, 2023, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date[1]	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0000	0%
Net Realized LT Cap Gains	$0.0000	0%	$0.0000	0%
Return of Capital or Other Capital Source	$0.1125	100%	$0.1125	100%
TOTAL (per common share):	$0.1125	100%	$0.1125	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from September 30, 2018 through September 30, 2023	6.19%
Annualized current distribution rate expressed as a percentage of NAV as of September 30, 2023	6.71%
Cumulative total return at NAV for the fiscal year, through September 30, 2023[2]	6.94%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of September 30, 2023[1]	6.71%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. As of October 26, 2023, the aggregate of the net unrealized appreciation of portfolio securities and net realized losses on sale of securities is $14,255,566, of which $15,246,483 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1	The Fund’s current fiscal year began on October 1, 2023.
2	Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2022 through September 30, 2023.

Tekla Healthcare Opportunities Fund

CUSIP: 879105104

www.abrdnthq.com

abrdn Global Infrastructure Income Fund

NYSE: ASGI Cusip: 00326W106

abrdn Healthcare Opportunities Fund

NYSE American: THQ Cusip: 879105104

abrdn World Healthcare Fund

NYSE American: THW Cusip: 87911L108

The abrdn U.S. Closed-End Funds (the “Funds” or individually the “Fund”), today announced that the Funds paid the distributions noted in the table below on November 30, 2023, on a per share basis to all shareholders of record as of November 22, 2023 (ex-dividend date November 21, 2023).

Ticker	Exchange	Fund	Amount
ASGI	NYSE	abrdn Global Infrastructure Income Fund	$0.1200
THQ	NYSE American	abrdn Healthcare Opportunities Fund	$0.1125
THW	NYSE American	abrdn World Healthcare Fund	$0.1167

Each Fund has adopted a distribution policy to provide investors with a stable distribution out of current income, supplemented by realized capital gains and, to the extent necessary, paid-in capital.

Under applicable U.S. tax rules, the amount and character of distributable income for each Fund’s fiscal year can be finally determined only as of the end of the Fund’s fiscal year. However, under Section 19 of the Investment Company Act of 1940, as amended (the “1940 Act”) and related rules, the Funds may be required to indicate to shareholders the estimated source of certain distributions to shareholders.

The following tables set forth the estimated amounts of the sources of the distributions for purposes of Section 19 of the 1940 Act and the rules adopted thereunder. The tables have been computed based on generally accepted accounting principles. The tables include estimated amounts and percentages for the current distributions paid this month as well as for the cumulative distributions paid relating to fiscal year to date, from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital. The estimated compositions of the distributions may vary because the estimated composition may be impacted by future income, expenses and realized gains and losses on securities and currencies.

The Funds’ estimated sources of the current distribution paid this month and for its current fiscal year to date are as follows:

Estimated Amounts of Current Distribution per Share
Fund	Distribution Amount	Net Investment Income		Net Realized Short- Term Gains**		Net Realized Long- Term Gains		Return of Capital
ASGI	$0.1200	-	-	-	-	$0.1200	100%	-	-
THQ	$0.1125	-	-	-	-	-	-	$0.1125	100%
THW	$0.1167	-	-	-	-	-	-	$0.1167	100%

Estimated Amounts of Fiscal Year* to Date Cumulative Distributions per Share
Fund	Distribution Amount	Net Investment Income		Net Realized Short-Term Gains **		Net Realized Long-Term Gains		Return of Capital
ASGI	$0.2400	-	-	-	-	$0.2400	100%	-	-
THQ	$0.2250	-	-	-	-	-	-	$0.2250	100%
THW	$0.2334	-	-	-	-	-	-	$0.2334	100%

* ASGI, THQ and THW have a 9/30 fiscal year end.

**includes currency gains

Where the estimated amounts above show a portion of the distribution to be a “Return of Capital,” it means that Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all the money that you invested in a Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

As of November 7, 2023, after giving effect to this payment, ASGI estimates it has a net deficit of $16,675,000.00. A net deficit results when the Fund has net unrealized losses that are in excess of any net realized gains that have not yet been distributed.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The final determination of the source of all distributions for the current year will only be made after year-end. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to change based on tax regulations. After the end of each calendar year, a Form 1099-DIV will be sent to shareholders for the prior calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides the Funds’ total return performance based on net asset value (NAV) over various time periods compared to the Funds’ annualized and cumulative distribution rates.

Fund Performance and Distribution Rate Information
Fund	Average Annual Total Return on NAV for the 5 Year Period Ending 10/31/2023¹	Current Fiscal Period’s Annualized Distribution Rate on NAV	Cumulative Total Return on NAV¹	Cumulative Distribution Rate on NAV²
ASGI³	4.74%[3]	7.76%	-2.23%	0.65%
THQ	6.93%	7.06%	-4.34%	0.59%
THW	5.45%	12.71%	-4.97%	1.06%

1 Return data is net of all Fund expenses and fees and assumes the reinvestment of all distributions reinvested at prices obtained under the Fund’s dividend reinvestment plan.

2 Based on the Fund’s NAV as of October 31, 2023.

3 The Fund launched within the past 5 years; the performance and distribution rate information presented reflects data from inception (July 29, 2020) through October 31, 2023.

Shareholders should not draw any conclusions about a Fund’s investment performance from the amount of the Fund’s current distributions or from the terms of the distribution policy (the “Distribution Policy”).

While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Pursuant to an exemptive order granted by the Securities and Exchange Commission, the Funds may distribute any long-term capital gains more frequently than the limits provided in Section 19(b) under the 1940 Act and Rule 19b-1 thereunder. Therefore, distributions paid by the Funds during the year may include net income, short-term capital gains, long-term capital gains and/or a return of capital. Net income dividends and short-term capital gain dividends, while generally taxable at ordinary income rates, may be eligible, to the extent of qualified dividend income earned by the Funds, to be taxed at a lower rate not to exceed the maximum rate applicable to your long-term capital gains. Distributions made in any calendar year in excess of investment company taxable income and net capital gain are treated as taxable ordinary dividends to the extent of undistributed earnings and profits, and then as a return of capital that reduces the adjusted basis in the shares held. To the extent return of capital distributions exceed the adjusted basis in the shares held, capital gain is recognized with a holding period based on the period the shares have been held at the date such amount is received.

The payment of distributions in accordance with the Distribution Policy may result in a decrease in the Fund’s net assets. A decrease in the Fund’s net assets may cause an increase in the Fund’s annual operating expense ratio and a decrease in the Fund’s market price per share to the extent the market price correlates closely to the Fund’s net asset value per share. The Distribution Policy may also negatively affect the Fund’s investment activities to the extent that the Fund is required to hold larger cash positions than it typically would hold or to the extent that the Fund must liquidate securities that it would not have sold, for the purpose of paying the distribution. Each Fund’s Board has the right to amend, suspend or terminate the Distribution Policy at any time. The amendment, suspension or termination of the Distribution Policy may affect the Fund’s market price per share. Investors should consult their tax advisor regarding federal, state and local tax considerations that may be applicable in their particular circumstances.

Circular 230 disclosure: To ensure compliance with requirements imposed by the U.S. Treasury, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

In the United States, abrdn is the marketing name for the following affiliated, registered investment advisers: abrdn Inc., abrdn Investments Limited, abrdn Asia Limited, abrdn Private Equity (Europe) Limited, and abrdn ETFs Advisors LLC.

Closed-end funds are traded on the secondary market through one of the stock exchanges. A Fund’s investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund’s portfolio. There is no assurance that a Fund will achieve its investment objective. Past performance does not guarantee future results.